                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated April 10, 2002 appearing in Post-Effective Amendment No. 38 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 11, 2002.




                              JAMES R. BORDEWICK, JR.
                              --------------------------------------------
                              James R. Bordewick, Jr.
                              Assistant Clerk and Assistant Secretary

Boston, Massachusetts
September 23, 2002